Exhibit 99.2
The RealReal Second Quarter 2024 Shareholder Letter
August 6, 2024
Executive Summary & Key Highlights

▪Consignment Revenue Grew 17% Year-Over-Year: During the second quarter, consignment revenue grew 17% compared to the prior year period. For the first half of 2024, consignment revenue grew 15% compared to the prior year period.

▪Growth in Q2 Flowed Through to Improved Bottom Line Results: For the second quarter of 2024, Adjusted EBITDA was $(1.8) million, an improvement of $21 million year-over-year. For the first half of 2024, Adjusted EBITDA was $(4.0) million, an improvement of $46 million compared to the prior year period.

▪Focused on Profitable Growth and Consignor Experience: We believe sales, marketing and stores will provide the next chapter of our profitable growth. Our approach of continuous improvement and measured technology investments is working.

▪Outlook for the Third Quarter and Full Year 2024: Today, we provided forward-looking financial guidance for the third quarter, and updated our full year 2024 guidance. We raised our Adjusted EBITDA guidance, which now exceeds breakeven for full year 2024.

Dear Shareholders,

Earlier today, we provided our financial and operational results for the second quarter. We continue to build on the progress and momentum we delivered in 2023 and into 2024. After returning to overall top-line growth earlier this year, we accelerated growth on both gross merchandise value (“GMV”) and revenue. Our focus on the consignment business resulted in a 17% year-over-year increase in consignment revenue. In addition to top-line growth, the company delivered improved margins year-over-year. For the second quarter of 2024, Adjusted EBITDA was $(1.8) million, an improvement of $21 million year-over-year. For the first half of 2024, Adjusted EBITDA improved $46 million compared to the prior year period.

Consignment Revenue Grew 17% Year-Over-Year

First half 2024 consignment revenue grew 15% compared to the first half of 2023. We believe this demonstrates the success of our strategic initiatives, highlights the resilience of our go-forward business model and positions us to capitalize on the expanding total addressable market for luxury resale.

We ended the second quarter with 381,000 active buyers on a trailing three month basis, up 9% compared to the same period in 2023. We experienced particular strength in new buyers, and members reached 37 million in the second quarter, up double-digits year-over-year, demonstrating our ability to continue growing our community and the luxury resale ecosystem.

On the supply front in Q2, the momentum continued and it fueled strong growth in our consignment revenue. We’ve refined our approach to sales and marketing and these changes are paying off. We reoriented our sales team’s compensation to better align incentives with our strategic focus on profitable supply. Better compensation alignment and recent upgrades to our leadership team have resulted in a significant increase in average tenure among our luxury managers. Additionally in Q2, more targeted marketing spend drove marketing efficiency and progress toward attracting higher life-time value consignors.

During the second quarter, we also opened a new neighborhood store in Chicago adding to our small fleet of The RealReal boutiques. Early indications point to the Chicago store attracting new consignors and bringing more high-value supply. We believe that sales, marketing and stores worked in concert to deliver profitable supply, which in turn drove strong results in the second quarter.

As a market leader in luxury resale, we also see our role as being the category thought leader. In June, we unveiled a provocative installation of fake handbags on Canal Street in New York City. The installation was designed to attract attention to the pervasive counterfeit issue and highlight our expertise in authentication. The installation was featured in The New York Times and Vogue, and drove social media engagement on Instagram and TikTok. Overall, the installation raised our brand awareness, and reinforced our position as thought leaders and a trusted marketplace for luxury goods.

Growth in Q2 Flowed Through to Improved Bottom Line Results

For the second quarter of 2024, we generated GMV of $441 million, a year-over-year increase of 4%, and total revenue of $145 million, a year-over-year increase of 11%. GMV growth was driven by a 4% increase in orders and consistent average order value compared to the same period in 2023. Second quarter gross margin was 74.1%, an improvement of 829 basis points year-over-year.

Our second quarter Adjusted EBITDA was $(1.8) million, or (1.2)% of total revenue, compared to $(22.3) million, or (17.1)% of total revenue in the second quarter of 2023.

We ended the second quarter with $166 million of cash and cash equivalents, and restricted cash. We had $21 million of inventory, net, at the end of the second quarter, a decrease of $1 million compared to fiscal year end 2023.

Focused on Profitable Growth and Consignor Experience

We believe sales, marketing and stores will be the engine powering the next chapter of profitable growth for our core consignment business. When these three areas work effectively in concert, sellers encounter a seamless and frictionless multi-channel experience. We will continue to refine our approach to sales and marketing, as well as identify attractive new markets for opening stores. In addition, we see opportunities to drive incremental growth from new supply channels. For example, we are expanding our reach into professional vendor supply by testing drop-ship capabilities that enable vendors to access our vast buyer community.

As the only full-service luxury consignment reseller at scale, we obsess over service and continue to evolve our offering based on input from our large seller community. As a result, we recently expanded our “fair” condition and debuted “as is,” a new condition category that is our most accessible to date. With the debut of this new category, we believe we have expanded the overall assortment and acknowledged the demand for well-loved luxury items.

In addition to driving growth, we believe we will realize further efficiencies going forward. Across multiple areas of our marketplace, we believe we are well positioned to leverage recent advancements in AI. Our 13 years of data and 40 million items are powerful. This wealth of product and transactional data drives our pricing algorithms. Sellers benefit as we optimize for higher selling prices and rapid sell-through.

In our operations, we aim to further drive efficiencies and reduce processing times. Our continuous improvement approach and measured technology investments are in the early stages of delivering productivity. We see opportunities in our proprietary technology like Vision and Shield to accelerate the inbound processing of items, including adding more automation in authentication. Overall, we believe we are positioned to benefit from AI advancements as we profitably scale our business.

Q3 and Full Year 2024 Outlook

Based on market conditions as of August 6, 2024, we are providing guidance for the third quarter and full year 2024 for GMV, revenue and Adjusted EBITDA, which is a non-GAAP financial measure:

	Q3 2024	Full Year 2024
GMV	$410 - $430 million	$1.79 - $1.82 billion
Revenue	$135 - $142 million	$580 - $595 million
Adjusted EBITDA	$(2) - $1 million	$0 - $6 million

We have not reconciled forward-looking Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations including payroll tax expense on employee stock transactions that are not within our control, or other components that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income (loss).

As the leading e-commerce marketplace for authenticated luxury goods, we are playing to our strengths and growing with the large market for circular fashion. We remain focused on achieving operational excellence, delivering exceptional service to our highly-engaged community, and expanding margins toward a sustainably profitable business.

In closing, I want to thank our entire team at The RealReal for their efforts to fulfill our mission, promote the circular economy, and deliver world-class service. I also want to thank our entire The RealReal community of 37 million members as they join us on our mission to extend the life of luxury and make fashion more sustainable.

Sincerely,
John E. Koryl
CEO of The RealReal

Exhibit 99.2
Forward Looking Statements
This shareholder letter contains forward-looking statements relating to, among other things, the future performance of The RealReal that are based on the company's current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “target,” “contemplate,” “project,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating and financial results, including our strategies, plans, commitments, objectives and goals, in particular in the context of the impacts of recent geopolitical events, including the conflict between Russia and Ukraine and the Israel-Hamas war, and uncertainty surrounding macro-economic trends, the debt exchange, financial guidance, anticipated growth in 2024, the anticipated impact of generative AI and long-range financial targets and projections. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, inflation, macroeconomic uncertainty, geopolitical instability, any failure to generate a supply of consigned goods, pricing pressure on the consignment market resulting from discounting in the market for new goods, failure to efficiently and effectively operate our merchandising and fulfillment operations, labor shortages and other reasons.

More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations website at https://investor.therealreal.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this shareholder letter, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.

Non-GAAP Financial Measures
To supplement our unaudited and condensed financial statements presented in accordance with generally accepted accounting principles (“GAAP”), this stockholder letter and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted EBITDA as a percentage of total net revenue (“Adjusted EBITDA Margin”). We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures in this earnings release.

We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.

Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. Adjusted EBITDA may not be comparable to similarly titled metrics of other companies.

We calculate Adjusted EBITDA as net loss before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization, further adjusted to exclude stock-based compensation, employer payroll tax expense on employee stock transactions, legal settlement charges, restructuring, warehouse fire costs (net), CEO transition costs, gain on extinguishment of debt, change in fair value of warrant liabilities and certain one-time expenses. The employer payroll tax expense related to employee stock transactions are tied to the vesting or exercise of underlying equity awards and the price of our common stock at the time of vesting, which may vary from period to period independent of the operating performance of our business. Adjusted EBITDA has certain limitations as the measure excludes the impact of certain expenses that are included in our statements of operations that are necessary to run our business and should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.

In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of stock-based compensation and the related employer payroll tax expense on employee stock transactions, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that stock-based compensation and the related employer payroll tax expense will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

The following table reflects the reconciliation of net loss to Adjusted EBITDA and Adjusted EBITDA as a percentage of total revenue for each of the periods indicated (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Total revenue	$144,934	$130,855	$288,734	$272,759
Adjusted EBITDA Reconciliation:
Net loss	$(16,708)	$(41,330)	$(47,809)	$(123,830)
Depreciation and amortization	8,227	7,965	16,536	15,786
Interest income	(2,263)	(2,404)	(4,332)	(4,457)
Interest expense	5,769	2,678	9,520	5,345
Provision for income taxes	35	114	106	200
EBITDA	(4,940)	(32,977)	(25,979)	(106,956)
Stock-based compensation	7,702	8,766	14,822	17,757
Payroll taxes expense on employee stock transactions	118	24	174	68
Legal settlement	600	—	600	1,100
Restructuring charges (1)	—	1,864	196	38,252
Gain on extinguishment of debt (2)	—	—	(4,177)	—
Change in fair value of warrant liability (3)	(5,630)	—	9,953	—
One time expenses (4)	389	—	389	159
Adjusted EBITDA	$(1,761)	$(22,323)	$(4,022)	$(49,620)
Adjusted EBITDA (% of revenue)	(1.2)%	(17.1)%	(1.4)%	(18.2)%
(1) The restructuring charges for the three and six months ended June 30, 2023 consist of impairment of right-of-use assets and property and equipment, employee severance charges, and other charges, including legal and transportation expenses.
(2) The gain on extinguishment of debt for the six months ended June 30, 2024 reflects the difference between the carrying value of the Exchanged Notes and the fair value of the 2029 Notes.
(3) The change in fair value of warrant liability for the three and six months ended June 30, 2024 reflects the remeasurement of the warrants issued by the Company in connection with the Note Exchange in February 2024.
(4) One time expenses for the three and six months ended June 30, 2024 reflects estimated losses related to the fire at one of our New Jersey authentication centers, net of estimated insurance recoveries. See "Note 11 - Commitments and Contingencies" in the notes to the unaudited financial statements for disclosure regarding the event. One time expenses for the six months ended June 30, 2023 consists of retention bonuses for certain executives incurred in connection with our founder's resignation on June 6, 2022.